Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Iron Mountain/UAC 1995 Stock Option Plan and Iron Mountain/ATSI 1995 Stock Option Plan of our report dated February 21, 1997, with respect to the consolidated statements of HIMSCORP, Inc. included in Iron Mountain Incorporated's Current Report on Form 8-K dated November 25, 1997 filed with the Securities and Exchange Commission.



                                                    /s/  Ernst & Young LLP

                                                         Ernst & Young LLP


Chicago, Illinois
January 5, 1998